As filed with the Securities and Exchange Commission on September 1, 2006                            Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITOL BANCORP LIMITED
Michigan (State or other jurisdiction of incorporation or organization)	38-2761672 (I.R.S. Employer Identification No.)
(Exact name of registrant as specified in its charter)

Capitol Bancorp Center
200 Washington Square North, Fourth Floor, Lansing, Michigan 48933

(Address registrant’s principal executive offices, including zip code)

CAPITOL BANCORP LIMITED
EMPLOYEE STOCK OWNERSHIP PLAN
(Full Title of the Plan)

Cristin Reid English, Esq.
Capitol Bancorp Limited
Capitol Bancorp Center
200 Washington Square North, Fourth Floor, Lansing, Michigan 48933
(Name and Address of Agent for Service)

Telephone Number, Including Area Code, of Agent for Service: (517) 487-6555

Phillip D. Torrence, Esq.
Miller, Canfield, Paddock and Stone, P.L.C.
444 West Michigan Avenue
Kalamazoo, Michigan 49007
(269) 383-5804

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	375,000 shares(1)	$42.545 (2)	$15,954,375 (2)	$1707.12 (2)
(1) The number of shares of Common Stock being registered consists of the aggregate number of additional shares not previously registered that may be issued under the Capitol Bancorp Limited Employee Stock Ownership Plan (the “Plan”), together with an indeterminate number of additional shares that may be necessary to adjust the number of shares offered pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a). In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2) Estimated solely for purposes of computing the registration fee at the average of the high and low sale price per share on August 31, 2006, as reported on the NYSE, pursuant to Rule 457(h).

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed to register 375,000 additional shares of Common Stock issuable under the Capitol Bancorp Ltd. Employee Savings and Stock Ownership Plan (the “Initial Plan”). Capitol Bancorp Ltd.’s registration statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 1997 (File No. 333-30521) registered 100,000 shares issuable under the Initial Plan and is herein incorporated by reference, except to the extent that the items in this Registration Statement update such information contained in the prior registration statement. On February 27, 2002, Capitol Bancorp Ltd. amended and restated the Initial Plan pursuant to the terms and conditions of the Capital Bancorp Limited Employee Stock Ownership Plan (together with the Initial Plan, the “Plan”). This Registration Statement is filed to register an additional 375,000 shares and is filed pursuant to General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I, which also relate to the shares remaining available under the Plan that were previously registered under the Registration Statement on Form S-8 (File No. 333-30521), have been or will be sent or given to those persons who participate in the Plan. Such documents are not required to be filed with the Commission as a part of this Registration Statement or as an exhibit.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION BY REFERENCE.

The following documents filed by Capitol Bancorp Ltd. (the “Company”) and the Plan with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006 (the “2005 Form 10-K”), pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”).

(b) The Plan’s Annual Report on Form 11-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on June 29, 2006.

(c) The information contained in the Company’s 2006 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2006 that is incorporated by reference into the 2005 Form 10-K.

(d) The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006.

(e) The Company’s Current Reports on Form 8-K dated March 14, 2006 and May 2, 2006.

(f) The description of the Company’s common stock set forth under “Item 1. Description of Registrant’s Securities to be Registered” in its registration statement on Form S-18, Reg. No. 33-24728C, filed with the Securities and Exchange Commission on September 15, 1988, and Post Effective Amendment No. 1 to Form S-3, Reg. No. 333-41215 and 333-41215-01, filed by the Company with the Securities and Exchange Commission on February 9, 1998.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

Item 6. Indemnification of Directors and Officers.

Michigan Business Corporation Act. Sections 561 through 571 of the Michigan Business Corporation Act, as amended (the “MBCA”) contain provisions governing the indemnification of directors and officers by Michigan corporations. The MBCA provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding; (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two disinterested directors; (iii) by independent legal counsel; (iv) by all independent directors not parties or threatened to be made parties to the action, suit or proceeding; or (v) by the shareholders (excluding shares held by interested directors, officers, employees or agents). An authorization for payment of indemnification may be made by: (a) the board of directors by (i) a majority vote of 2 or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (ii) a majority vote of a committee of 2 or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (iii) a majority vote of 1 or more “independent directors” who are not parties or threatened to be made parties to the action, suit or proceeding, or (iv) if the corporation lacks the appropriate persons for alternatives (i) through (iii), by a majority vote of the entire board of directors; or (b) the shareholders.

Under the MBCA, the Company may indemnify a director without a determination that the director has met the applicable standard of conduct unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA (which prohibits certain dividends, distributions and loans to insiders of the corporation), or intentionally committed a criminal act. A director may file for a court determination of the propriety of indemnification in any of the situations set forth in the preceding sentence.

In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director, officer, employee or agent.

THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS. Article VI of the Articles of Incorporation, as amended, of the Company contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant that are substantially similar to those set forth in the MBCA. Article VI of the By-laws of the Company contains provisions authorizing indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized or permitted by the MBCA. The MBCA and the Company’s Bylaws permit the Company to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the above indemnification provisions. Pursuant to such authority, the Company maintains such insurance on behalf of its directors, officers, employees and agents.

Item 8.  EXHIBITS.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
4.1	Articles of Incorporation(1)
4.2	Certificate of Amendment to the Articles of Incorporation(2)
4.3	Bylaws (1)
4.4

Instruments Defining the Rights of Security Holders:

(a) Common Stock Certificate(1)

(b) Indenture dated December 18, 1997(3)

(c) Subordinated Debenture(3)

(d) Amended and Restated Trust Agreement dated December 18, 1997(3)

(e) Preferred Security Certificate dated December 18, 1997(3)

(f) Preferred Securities Guarantee Agreement of Capitol Trust I dated  December 18, 1997(3)

(g) Agreement as to Expenses and Liabilities of Capitol Trust I(3)

5.1	Opinion of Miller, Canfield, Paddock and Stone, p.l.c.*
23.1	Consent of BDO Seidman, LLP*
23.2	Consent of Miller, Canfield, Paddock and Stone, P.L.C.—included in Exhibit No. 5.1
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Capitol Bancorp Limited Employee Stock Ownership Plan and all amendments thereto*
___________________

*Filed herewith.

(1) Previously filed as an exhibit to the Company’s Registration Statement on Form S-18, Reg. No. 33-24728C, filed with the Commission on September 15, 1988. Herein incorporated by reference.

(2) Certificate of Amendment to the Company’s Articles of Incorporation was previously filed as an Exhibit to the Company’s Form 10-Q for the period ended June 30, 2005, filed with the Commission on July 29, 2005. Herein incorporated by reference.

(3) Previously filed as an exhibit to the Company’s Post Effective Amendment No. 1 to Form S-3, Reg. No. 333-41215 and 333-41215-01 filed with the Commission on February 9, 1998. Herein incorporated by reference.

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.   UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to

Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan on August 31, 2006.

Capitol Bancorp Ltd., a Michigan corporation

By: /s/ Joseph D. Reid
Name: Joseph D. Reid
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned whose signature appears below hereby constitutes and appoints Joseph D. Reid and Lee W. Hendrickson, and each of them, severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2006.

Signature	Capacity
/s/ JOSEPH D. REID Joseph D. Reid	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)
/s/ LEE W. HENDRICKSON Lee W. Hendrickson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ DAVID O’LEARY David O’Leary	Secretary, Director

Form S-8 Signature Page - 1

/s/ LOUIS G. ALLEN Louis G. Allen	Director
/s/ PAUL R. BALLARD Paul R. Ballard	Director
/s/ DAVID L. BECKER David L. Becker	Director
/s/ DOUGLAS E. CRIST Douglas E. Crist	Director
/s/ MICHAEL J. DEVINE Michael J. DeVine	Director
/s/ JAMES C. EPOLITO James C. Epolito	Director
/s/ GARY A. FALKENBERG Gary A. Falkenberg	Director
/s/ KATHLEEN A. GASKIN Kathleen A. Gaskin	Director
/s/ H. NICHOLAS GENOVA H. Nicholas Genova	Director
/s/ MICHAEL F. HANNLEY Michael F. Hannley	Director
/s/ L. DOUGLAS JOHNS L. Douglas Johns	Director
/s/ MICHAEL L. KASTEN Michael L. Kasten	Vice Chairman, Director
/s/ JOHN S. LEWIS John S. Lewis	Director

Form S-8 Signature Page - 2

/s/ LEONARD MAAS Leonard Maas	Vice Chairman, Director
/s/ LYLE W. MILLER Lyle W. Miller	Director
/s/ RICHARD A. HENDERSON Richard A. Henderson	Director
/s/ MYRL D. NOFZIGER Myrl D. Nofziger	Director
/s/ CRISTIN REID ENGLISH Cristin Reid English	Director
/s/ RON K. SABLE Ron K. Sable	Director

The Plan: Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on August 31, 2006.

Capitol Bancorp Limited Employee Stock
Ownership Plan

By: /s/ CRISTIN REID ENGLISH
Name: Cristin Reid English
Title: Trustee

Form S-8 Signature Page - 3

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Incorporation(1)
4.2	Certificate of Amendment to the Articles of Incorporation.(2)
4.3	Bylaws(1)
4.4

Instruments Defining the Rights of Security Holders:

(a) Common Stock Certificate(1)

(b) Indenture dated December 18, 1997(3)

(c) Subordinated Debenture(3)

(d) Amended and Restated Trust Agreement dated December 18, 1997(3)

(e) Preferred Security Certificate dated December 18, 1997(3)

(f) Preferred Securities Guarantee Agreement of Capitol Trust I dated  December 18, 1997(3)

(g) Agreement as to Expenses and Liabilities of Capitol Trust I(3)

5.1	Opinion of Miller, Canfield, Paddock and Stone, p.l.c.*
23.1	Consent of BDO Seidman, LLP*
23.2	Consent of Miller, Canfield, Paddock and Stone, P.L.C.—included in Exhibit No. 5.1
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Capitol Bancorp Limited Employee Stock Ownership Plan and all amendments thereto*
___________________

*Filed herewith.

(1) Previously filed as an exhibit to the Company’s Registration Statement on Form S-18, Reg. No. 33-24728C, filed with the Commission on September 15, 1988. Herein incorporated by reference.

(2) Certificate of Amendment to the Company’s Articles of Incorporation was previously filed as an Exhibit to the Company’s Form 10-Q for the period ended June 30, 2005, filed with the Commission on July 29, 2005. Herein incorporated by reference.

(3) Previously filed as an exhibit to the Company’s Post Effective Amendment No. 1 to Form S-3, Reg. No. 333-41215 and 333-41215-01 filed with the Commission on February 9, 1998. Herein incorporated by reference.

Index to Exhibits - 1